Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-41186


                                 MEDIABAY, INC.

                    Supplement No. 1 dated April 28, 2004 to
                         Prospectus dated July 11, 2000

      This Supplement contains information relating to the table under the caption "Shareholders For Which Shares Are Being Registered For Sale" in our July 11, 2000 prospectus.

      The disclosure regarding Mr. Lindskog in the Shareholders For Which Shares Are Being Registered For Sale table included in the prospectus is hereby deleted, and the following disclosure regarding the shares being offered by Michael Herrick is being added.



                          Beneficial Ownership
                          of Shares of Common                            Shares Beneficially   % of Shares
Shareholders for Which    Stock, including                               Owned Assuming the    Beneficially Owned
Shares are Being          Shares Registered      Shares Registered       Sale of the Shares    Assuming the Sale of
Registered for Sale       for Sale               for Sale                Registered            the Shares Registered
---------------------------------------------------------------------------------------------------------------------
Michael Herrick           1,237,484               150,000                1,087,848               5.7
---------------------------------------------------------------------------------------------------------------------



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